Exhibit 2.1

ARTICLES OF INCORPORATION

OF

RP ENTERTAINMENT, INC.

FIRST. The name of this corporation is

RP ENTERTAINMENT, INC.

SECOND. The registered office of this corporation in the State of Nevada is located at 318 North Carson Street, Suite 214, Carson City, Nevada 89701. The name of its resident agent at that address is State Agent and Transfer Syndicate, Inc.

THIRD. This corporation is authorized to carry on any lawful business or enterprise.

FOURTH. The total number of shares which the corporation is authorized to issue is one million (1,000,000) of the par value of one-tenth of one cent ($.001) each.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

The names and addresses of the first board of directors, which shall be one (1) in number is as follows:

NAME	ADDRESS

Robert Penta	13261 Moorpark Street Sherman Oaks, California 91423

SIXTH. The name and address of the incorporator signing the articles of incorporation are as follows:

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CERTIFICATE OF AMENDMENT
OF

ARTICLES OF INCORPORATION

OF

RP ENTERTAINMENT, INC.,

a Nevada corporation

We the undersigned President and Assistant Secretary of RP Entertainment, Inc. (the "Corporation"), do hereby certify:

1. That the Board of Directors of the Corporation at a meeting duly convened, held on the 4th day of September 1996, adopted a resolution to amend the original articles as follows:

ARTICLE FOURTH

Article FOURTH is hereby amended to read as follows:

Section 1. Authorized Shares.

The authorized capital stock of the Corporation is fifty million (50,000,000) shares of Common Stock at a par value of $0.001 per share and shall be voting stock; and ten million (10,000,000) shares of preferred stock, $0.001 par value and which may be, at the discretion of the Board of Directors, issued in alphanumeric series with the rights and preferences designated at the time of issue by the Board of Directors.

Section 2. Consideration for Shares.

All shares of Common Stock shall be Issued by the Corporation for cash, property, services performed, contracts for services to be performed or other consideration deemed appropriate by the Board of Directors. In the absence of fraud, the judgment of the Board of Directors as to the value of any property received in full or partial payment for shares shall be conclusive.

2. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000 and the change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ John Holt Smith
John Holt Smith
Chief Executive Officer

/s/ John Holt Smith
John Holt Smith
Assistant Secretary

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NAME	ADDRESS

John Holt Smith	1901 Avenue of the Stars, 18th Floor Los Angeles, California 90087

SEVENTH. To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein as stated are true, and accordingly have hereunto set my hand this 2nd day of July 1996.

/s/ John Holt Smith
John Holt Smith
Incorporator

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ARTICLES OF INCORPORATION

Article #1:	The name of the corporation is:

LitFunding Corp.

Article #2:	The name and address of the Resident Agent is:

Paracorp Incorporated 318 N Carson St #208 Carson City NV 89701

Article #3:	The type of business is to engage in any lawful activity for which a corporation may be duly organized under the General Corporation Law of Nevada.

Article #4:	The total authorized capital of the corporation is:

100,000,000 shares at $.001 par value

Article #5:	The governing board of the corporation is one director(s). The number of directors may be changed by the board. The director's name and address is as follows:

Morton Reed 318 N. Carson St., #208 Carson City, NV 89701

Article #6:	All shares are non-assessable at this time.

Article #7:	The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

Article #8:	The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.

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Article #9:	The corporation shall have perpetual existence.

Article #10:	The name and address of the incorporator is as follows:

Nancy A. Gaches 318 N. Carson St., #208 Carson City, Nv 89701

Signature:	/s/ Nancy A. Gaches

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Paracorp Incorporated, hereby accept appointment as Resident Agent for LitFunding Corp.

/s/ Nancy A. Gaches for Paracorp Inc.      Date: August 15, 2002

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SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **LITFUNDING CORP.** did on **August 20, 2002** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on **August 20, 2002.**

Dean Heller

DEAN HELLER
Secretary of State

By

Certification Clerk

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DEAN HELLER Secretary of State 204 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708	Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

- Remit in Duplicate -

1. Name of corporation: RP Entertainment, Inc.

2. The articles have been amended as follows (provide article numbers, if available)

FIRST. The name of this corporation is LitFunding Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         a majority of the voting power.

4.  Officer Signature (Required):

/s/ John Holt Smith

John Holt Smith, President/Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares. then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF NAME CHANGE

I, DEAN HELLER, the duly qualified and elected Nevada Secretary of State, do hereby certify that on **June 16, 2003** a Certificate of Amendment to its **Articles of Incorporation** changing the name to **LITFUNDING CORP.**, was filed in this office by **RP ENTERTAINMENT, INC.** Said change of name has been made in accordance with the laws of the State of Nevada and that said Certificate of Amendment is now on file and of record in this office.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on June 30, 2003.

THE GREAT SEAL OF THE STATE OF
NEVADA

DEAN HELLER
Secretary of State

By

Certification Clerk

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ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

LitFunding Corp.

2.  The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH is hereby amended to read as follows:

Section 1. Authorized Shares. The authorized capital stock of the Corporation is one hundred million (100,000.000) shares of Common Stock at par value of $0.001 per share and shall be voting stock; and ten million (10,000,000) shares of preferred stock, $0,001 par value and which may be, at the discretion of the Board of Directors, issued in alphanumeric series with the rights and preferences designated at the time of issue by the Board of Directors. Section 2. Consideration for Shares. All shares of Common Stock shall be issued by the Corporation for cash, property, services performed, contracts for services to be performed or other consideration deemed appropriate by the Board of Directors. In the absence of fraud, the judgment of the Board of Directors as to the value of any property received in full or partial payment for shares shall be conclusive. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 30,738,902 and the change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:         a majority of the voting power.

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5.  Officer Signature (Required):             /s/ Terry Gabby

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares. then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Entity # C14934-1996
Certificate of Amendment	Document Number 20070322232-83
(PURSUANT TO NRS 78.380)	Date Filed: 05/08/2007 10:39 AM
Ross Miller
Secretary of State

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

LitFunding Corporation

2. The articles have been amended as follows (provide article numbers, if available)

The Board has resolved that the proper officers of the Corporation are hereby authorized and directed to prepare and file the appropriate documents to amend its Articles of Incorporation with the State of Nevada for the purpose of increasing the authorized capital stock of this Corporation to two hundred fifty million, of which two hundred thirty million (230,000,000) shares arc designated as Common Stock and twenty million (20,000,000) shares are designated as Preferred Stock.

The par value for all Common Stock and Preferred Stock is $0.001.

3.  The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5.  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.  Signatures (If more than two signatures. attach an 8 1/2" x 11" plain sheet with the additional signatures.)

/s/ Morton Reed	/s/ Terry Gabby
Signature	Signature

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

LitFunding Corp.

2.  The articles have been amended as follows: (provide article numbers, if available)

Article #1: The name of the corporation is Global Entertainment Holdings, Inc.

Article # 4:

Section 1. Authorized Shares

The total authorized capital stock of the corporation shall be two hundred fifty million (250,000,000) shares, of which two hundred thirty million (230,000,000) shares are designated as Common Stock, par value $0.001, and shall be voting stock; and twenty million (20,000,000) shares are designated as Preferred Stock, par value $0.001, which may be, at the discretion of the Board of Directors, issued in alphanumeric series with the rights and preferences designated at the time of issue by the Board of Directors.

(continued on attached page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by
the provisions of the articles of incorporation* have voted in favor of the amendment is:	58.7%

4. Effective date of filing: (optional)	12/10/07
(must not be later than 90 days after the certificate is filed)

5.  Officer Signature (Required):              /s/ Gary Rasmussen

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares. then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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BARBARA K. CEGAVSKE Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Entity # C14934-1996
Certificate of Amendment	Document Number 20170041743-19
(PURSUANT TO NRS 78.380)	Date Filed: 01/30/2017 10:15 AM
Barbara K. Cegavske
Secretary of State

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 AND 78.390 -After Issuance of Stock)

1. Name of corporation:

GLOBAL ENTERTAINMENT HOLDINGS, INC.

2. The articles have been amended as follows (provide article numbers, if available)

Article IV:

Section 1. Authorized Shares.

The total authorized capital stock of the corporation shall be five hundred million (500,000,000) shares, of which four hundred seventy million (470,000,000) shares are designated as Common Stock, par value $0.001, and shall be voting stock; and thirty million (30,000,000) shares are designated as Preferred Stock, par value $0.001, which may be, at the discretion of the Board of Directors, issued in alphanumeric series with the rights and preferences designated at the time of issue by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by
the provisions of the articles of incorporation* have voted in favor of the amendment is:	74.89%

4. Effective date of filing: (optional)	Date: January 31, 2017 Time: 9:00 am (PST)
(must not be later than 90 days after the certificate is filed)

5.  Officer Signature (Required):

/s/ Gary Rasmussen, C. E. O.

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares. then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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